CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF

                                Smal Incorporated
                                -----------------


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST: The name of the corporation (hereinafter called the "corporation") is

                                Smal Incorporated

     SECOND: The address, including street, number, city, and county, of the registered office of the corporation in the State of Delaware is 229 South State Street, City of Dover, County of Kent; and the name of the registered agent of the corporation in the State of Delaware is The Prentice-Hall Corporation System, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares of stock which the corporation shall have authority to issue is Three Thousand (3,000), all of which are without par value. All such shares are of one class and are shares of Common Stock.

     FIFTH: The name and the mailing address of the incorporator are as follows:

               NAME                              MAILING ADDRESS
               ----                              ---------------
          T. M. Bonovich              229 South State Street, Dover, Delaware

     SIXTH: The corporation is to have perpetual existence.

     SEVENTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

     EIGHTH: For the management of the business and for the conduct of the affairs of the corporation, and in further definition, limitation and regulation of the powers of the corporation and of its directors and of its stockholders or any class thereof, as the case may be, it is further provided:

          1. The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by, or in the manner provided in, the By-Laws. The phrase "whole Board" and the phrase "total number of directors" shall be deemed to have the same meaning, to wit, the total number of directors which the corporation would have if there were no vacancies. No election of directors need be by written ballot.

          2. After the original or other By-Laws of the corporation have been adopted, amended, or repealed, as the case may be, in accordance with the provisions of Section 109 of the General Corporation Law of the State of Delaware, and, after the corporation has received any payment for any of its stock, the power to adopt, amend, or repeal the By-Laws of the corporation may be exercised by the Board of Directors of the corporation; provided, however, that any provision for the classification of directors of the corporation for staggered terms pursuant to the provisions of subsection (d) of Section 141 of the General Corporation Law of the State of Delaware shall be set forth in an initial By-Law or in a By-Law adopted by the stockholders entitled to vote of the corporation unless provisions for such classification shall be set forth in this certificate of incorporation.

          3. Whenever the corporation shall be authorized to issue only one class of stock, each outstanding share shall entitle the holder thereof to notice of, and the right to vote at, any meeting of stockholders. Whenever the corporation shall be authorized to issue more than one class of stock, no outstanding share of any class of stock which is denied voting power under the provisions of the certificate of incorporation shall entitle the holder thereof to the right to vote at any meeting of stockholders except as the provisions of paragraph (2) of subsection (b) of section 242 of the General Corporation Law of the State of Delaware shall otherwise require; provided, that no share of any such class which is otherwise denied voting power shall entitle the holder thereof to vote upon the increase or decrease in the number of authorized shares of said class.

     NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of
Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     TENTH: The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any By-Law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     ELEVENTH: From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any tie conferred upon the stockholders of the corporation by this certificate of incorporation are granted subject to the provisions of this Article ELEVENTH.

Signed on September 29, 1987.



                                                 /s/ T.M. Bonovich
                                                 -----------------
                                                  T. M. Bonovich
                                                  Incorporator

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                                SMAL INCORPORATED
                                -----------------


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Smal Incorporated.

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

          1.  The name of the corporation is Starwood Industries, Inc.

     3. The corporation has not received any payment for any of its stock.

     4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     EXECUTED as of this 28th day of May, 1991.




                                              /s/ Jonnie R. Williams
                                             ---------------------------
                                              Jonnie R. Williams, sole Director

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                            STARWOOD INDUSTRIES, INC.


     It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is Starwood Industries, Inc. (formerly Smal Incorporated).

     2. The certificate of incorporation of the corporation is hereby amended by striking out Article First thereof and by substituting in lieu of said Article the following new Article:

          1. The name of the corporation is LaserSight Incorporated

     3. The corporation has not received any payment for any of its stock.

     4. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 241 of the General Corporation Law of the State of Delaware.

     EXECUTED as of this 11th day of June, 1991.



                                               /s/ Jonnie R. Williams
                                              --------------------------
                                              Jonnie R. Williams, sole Director

            Certificate of Amendment of Certificate Of Incorporation
                                       of
                             LaserSight Incorporated

                             -----------------------

                    Adopted in accordance with the provisions
                  of Section 242 of the General Corporation Law
                            of the State of Delaware


     The undersigned, Chief Executive Officer, and Secretary of LaserSight Incorporated, a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

     FIRST: The Certificate of Incorporation is amended to delete paragraph "FOURTH:" in its entirety and to replace same with the following:

          "FOURTH: The total number of Shares of stock which the Corporation shall have the authority to issue is 15,000,000 Shares, par value one cent (.01) per share. All such Shares are of one class, and all Shares are Common Stock. The purpose of this amendment is to split the Company's Common Stock on a 5,000-for-one basis."

     SECOND: That such amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of
     Section 228 of the General Corporation Law.

     All of the rest and remainder of the corporation's Certificate of Incorporation shall remain in full force and effect.

     IN WITNESS WHEREOF, we have signed this Certificate this 17th day of July, 1991.


ATTEST:

  /s/ J.T. Lin                                  /s/ J.T. Lin
------------------------                       -------------------------
J.T. LIN                                       J.T. LIN
Title:  Assistant Secretary                    Title:  Chief Executive Officer

            Certificate of Amendment of Certificate of Incorporation
                                       of
                             LaserSight Incorporated

                             -----------------------

                    Adopted in accordance with the provisions
                  of Section 242 of the General Corporation Law
                            of the State of Delaware

     The undersigned, Chief Executive Officer, and Assistant Secretary of LaserSight Incorporated, a corporation existing under the laws of the State of Delaware, does hereby certify as follows:

     FIRST: The Certificate of Incorporation is amended to delete paragraph "FOURTH:" in its entirety and to replace same with the following:

          "FOURTH: The total number of Shares of stock which the Corporation shall have the authority to issue is 10,000,000 Shares, par value one cent (.01) per Share. All such Shares are of one class, and all Shares are Common Stock. The purpose of this amendment is to effect a two-for-three reverse split of the Corporation's Common Stock, and adjust par value to remain at $.01 per Share. As a result of this amendment, the number of Shares the Corporation shall have the authority to issue shall be reduced from 15,000,000 to 10,000,000, and the outstanding Shares shall be reduced from 1,505,000 to 1,003,333.

     SECOND: That such amendment has been duly adopted in accordance with the provisions of the Sections 228 and 242 of the General Corporation Law of the State of Delaware by the written consent of the holders of not less than a majority of the outstanding stock entitled to vote thereon and that written notice of the corporate action has been given to those stockholders who have not consented in writing, all in accordance with the provisions of
     Section 228 of the General Corporation Law.

     All of the rest and remainder of the corporation's Certificate of Incorporation shall remain in full force and effect.

     IN WITNESS WHEREOF, we have signed this Certificate this second day of September, 1991.


ATTEST:


 /s/ J.T. Lin                                    /s/ J.T. Lin
----------------------------                    ---------------------------
J.T. LIN                                        J.T. LIN
Title:  Assistant Secretary                     Title:  Chief Executive Officer

                     CERTIFICATE OF AMENDMENT OF CERTIFICATE
                   OF INCORPORATION OF LASERSIGHT INCORPORATED


     The undersigned, President and Secretary of LaserSight Incorporated, a corporation existing under the laws of the State of Delaware, hereby certify as follows:

     FIRST: The Certificate of Incorporation is amended to delete Paragraph "Fourth:" in its entirety and to replace the same with the following:

          FOURTH: The total number of shares of stock which the corporation shall have the authority to issue is 20,000,000 shares, par value one tenth of one cent ($.001) per share. All such shares are of one class, and all shares are common stock.

     SECOND: That such Amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the duly authorized vote of the shareholders at a meeting called for such purpose. Except as amended hereby, the rest and remainder of the Corporation's Certificate of Incorporation shall be and remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate this 30th day of June, 1993.

                                          LaserSight Incorporated


                                       By:    /s/ J.T. Lin
                                            ---------------------
                                            J.T. Lin, Ph.D., President

ATTEST:


  /s/ Wen S. Dai
-------------------------
Wen S. Dai, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             LASERSIGHT INCORPORATED


     The undersigned President and Secretary of LaserSight Incorporated, a corporation existing under the laws of the State of Delaware, hereby certify as follows:

     1. The Certificate of Incorporation is amended to delete Paragraph Fourth in its entirety and to replace the same with the following:

         FOURTH:  Number and Class of Shares Authorized; Par Value.

          1. Authorized Stock. This corporation is authorized to issue the following shares of capital stock:

              (a) Common Stock. The aggregate number of shares of Common Stock which the corporation shall have authority to issue is 20,000,000 with a par value of $.001 per share.

              (b) Preferred Stock. The aggregate number of shares of Preferred Stock which the corporation shall have authority to issue is 10,000,000 with a par value of $.001 per share.

          2. Description of Common Stock. Holders of Common Stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders and may not cumulate their votes for the election of directors. Shares of Common Stock are not redeemable, do not have any conversion or preemptive rights, and are not subject to further calls or assessments once fully paid.

              Holders of Common Stock will be entitled to share pro rata in such dividends and other distributions as may be declared from time to time by the board of Directors out of funds legally available therefor, subject to any prior rights accruing to any holders of preferred stock of the Company. Upon liquidation or dissolution of the Company, holders of shares of Common Stock will be entitled to share proportionally in all assets available for distribution to such holders.

          3. Description of Preferred Stock. The terms, preferences, limitations and relative rights of the Preferred Stock are as follows:

              (a) The Board of Directors is expressly authorized at any time and from time to time to provide for the issuance of shares of Preferred Stock in one or more series, with such voting powers, full or limited, but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative participating, optional or other special rights, qualifications, limitations or restrictions, as shall be fixed and determined in the resolution or resolutions providing for the issuance thereof adopted by the Board of Directors, and as are not stated and expressed in these Articles of Incorporation or any amendment hereto, including (but without limiting the generality of the foregoing) the following:

                    (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares thereof then outstanding) from time to time by resolution by the Board of Directors;

                    (ii) the rate of dividends payable on shares of such series, the times of payment, whether dividends shall be cumulative, the conditions upon which and the date from which such dividends shall be cumulative;

                    (iii) whether shares of such series can be redeemed, the time or times when, and the price of prices at which shares of such series shall be redeemable, the redemption price, terms and conditions of redemption, and the sinking fund provisions, if any, for the purchase of redemption of such shares;

                    (iv) the amount payable on shares of such series and the rights of holders of such shares in the event of any voluntary of involuntary liquidation, dissolution or winding up of the affairs of the corporation;

                    (v) the rights, if any, of the holders of shares of such series to convert such shares into, or exchange such shares for, shares of Common Stock or shares of any other class or series of Preferred Stock and the terms and conditions of such conversion or exchange; and

                    (vi) the rights, if any, of the holders of shares of such series to vote.

              (b) Except in respect of the relative rights and preferences that may be provided by the Board of Directors as hereinbefore provided, all shares of Preferred Stock shall be of equal rank and shall be identical, and each share of a series shall be identical in all respects with the other shares of the same series.

     2. Such Amendment has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware by the duly authorized vote of the shareholders at a meeting called for such purpose. Except as amended hereby, the rest and remainder of the Corporation's Certificate of Incorporation shall be and remain in full force and effect.

     IN WITNESS WHEREOF, the undersigned have signed this Certificate this 2nd day of June, 1995.


                                             LASERSIGHT INCORPORATED


                                        By:     /s/ Robert Qualls
                                               ------------------------
                                                Robert Qualls, President

ATTEST:

  /s/ Robert Qualls
----------------------------
Robert Qualls, Secretary

                             LASERSIGHT INCORPORATED

                       CERTIFICATE OF DESIGNATION RELATING
                  TO THE SERIES A CONVERTIBLE PREFERRED STOCK,
                          PAR VALUE OF $.001 PER SHARE,
                           OF LASERSIGHT INCORPORATED



                         Pursuant to Section 151 of the
                General Corporation Law of the State of Delaware


     LaserSight Incorporated, a Delaware corporation (the "Corporation"), hereby certifies that pursuant to the authority contained in Article Fourth of the Corporation's Certificate of Incorporation, as amended ("Certificate of Incorporation"), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware, the following resolution was duly adopted by the Board of Directors of the Corporation ("Board"), creating a series of its Preferred Stock designated as Series A Convertible Preferred
Stock:

     RESOLVED, that there is hereby created and the Corporation be, and it hereby is, authorized to issue 116 shares of a series of its Preferred Stock designated Series A Convertible Preferred Stock (the "Series A Preferred") to have the powers, preferences and rights and the qualifications, limitations or restrictions thereof hereinafter set forth in this resolution:

1. Preference. The preferences of each share of Series A Preferred with respect to dividend payments and distributions of the Corporation's assets upon voluntary or involuntary liquidation, dissolution or winding up of the Corporation shall be equal to the preferences of every other share of 1995 Preferred (as defined in Section 12 hereof) from time to time outstanding in every respect and prior in right to such preferences of all Common Stock of the Corporation, whether now or hereafter authorized, except as approved in accordance with the provisions of Section 11 hereof.

2. Voting Rights. The Holders of the Series A Preferred, by virtue of their ownership thereof, will not have any voting rights, except as otherwise provided herein, in the Certificate of Incorporation or by law. With respect to all voting rights pursuant to Section 11 hereof or of any other certificate of designation filed by the Corporation with respect to the 1995 Preferred, Holders of Series A Preferred and Holders of 1995 Preferred shall vote together as a single and separate class except as otherwise provided in the Certificate of Incorporation, by law or by any other certificate of designation filed by the Corporation with respect to a series of its Preferred Stock.

3. Liquidation Rights. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any time when any shares of Series A Preferred shall be outstanding, each then-outstanding share of Series A Preferred shall entitle the Holder thereof to a preference against the Property of the Corporation available for distribution to the Holders of the Corporation's Stock equal to the sum of the Original Issue Price plus an amount equal to all unpaid dividends accrued on such share to the date of payment. Neither the consolidation nor merger of the Corporation into or with any corporation or corporations, nor the sale nor transfer by the Corporation of all or any part of its Property, nor any reduction of the authorized or issued shares of the Stock of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Section 3.

All of the preferential amounts to be paid to the Holders of 1995 Preferred as provided in this Section 3 or in any other certificate of designation filed by the Corporation with respect to the 1995 Preferred shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any Property of the Corporation to, the Holders of any
Common Stock of the Corporation, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up. If upon such liquidation, dissolution or winding-up, the assets of the Corporation distributable as aforesaid to Holders of the Preferred Stock (including the 1995 Preferred) then outstanding shall be insufficient to permit the payment to them of the aggregate amount of the liquidation preference applicable to such Preferred Stock, the entire assets of the Corporation available for distribution shall be distributed ratably among the Holders of the Preferred Stock (including the 1995 Preferred) in accordance with the aggregate liquidation preference of the Preferred Stock held by such Holders.

4. Dividends. Commencing the Closing Date, the Holders of Series A Preferred shall be entitled to receive, when and as declared by the Board out of shares legally available therefor, dividends payable in shares of Common (valued in each case at the Market Price of the Common on the NASDAQ National Market on the day prior to the dividend payment date) at a per share annual rate of 10% of the Original Issue Price. Such dividends shall be payable on the effective date applicable to a conversion, exchange or redemption of the Series A Preferred to the holders thereof as of such effective date and shall be cumulative from the date of issuance of the Series A Preferred and shall accrue until paid, whether or not earned, whether or not declared by the Board and whether or not there are shares legally available therefor on the date such dividends are payable.

5.  Conversion.

     (A) General. For the purposes of conversion, the Series A Preferred shall be valued at the Original Issue Price. Subject to adjustment as provided in
Section 8 hereof, if converted, the Series A Preferred shall be converted into Common at a price per share of Common (the "Conversion Price") equal to (i) the lesser of (x) the Adjusted Strike Price (as defined in Section 12 hereof) or (y) 85% of the Market Price (as defined in Section 12 hereof) divided by (ii) the Registration Factor (as defined in Section 12 hereof); provided, however, that the Conversion Price as of any date shall not be less than the Minimum Conversion Price (as defined in Section 12 hereof) determined as of such date.

     (B) Right of Holders to Optional Conversion. Subject to the provisos to this Section 5(B), the Holders of Series A Preferred shall have the right, at their option, to convert such shares into Common at any time during the period beginning 90 days after the Closing Date and ending two years after the Closing Date; provided, however, that if the Conversion Price in effect at the time of any optional conversion pursuant to this Section 5(B) is less than or equal to the Cash Option Price (as defined in Section 12 hereof), the Corporation shall have the right, but not the obligation, to redeem any or all of such shares of Series A Preferred surrendered for conversion pursuant to this Section 5(B) for cash in an amount equal to 115% of the aggregate Original Issue Price of the shares of Series A Preferred to be so redeemed (such amount, the "Redemption Amount"); and provided further, that the Corporation may at any time within two business days after receipt of a notice of conversion pursuant to this Section 5(B), exercise any of its rights pursuant Section 6 hereof with respect to any of the shares of Series A Preferred subject to such notice of conversion. Any shares of Common issued pursuant to this Section 5(B) shall be valued at the Market Price of the Common on the Effective Date (as defined in Section 5(C) hereof).

     (C) Method of Exercise; Payment; Issuance of Common; Transfer and Exchange. The conversion right granted by Section 5(B) hereof may be exercised by a Holder of Series A Preferred, in whole or in part, by telecopying a completed Notice substantially in the form attached hereto as Exhibit A and delivering such Notice, together with the stock certificate or certificates representing the Series A Preferred to be converted, duly executed for transfer or accompanied by executed stock powers (such execution to be either (i) accompanied by a signature guarantee by a member firm of the New York Stock Exchange, or (ii) evidenced by a signature on behalf of such Investor without such a guarantee, provided that the Investor has previously delivered to the Company a written instrument that (x) authorizes the Company to rely upon such unguaranteed signature for all purposes relating to the transfer or conversion of Preferred Shares, (y) includes a specimen of such unguaranteed signature on which the Company shall be entitled to rely without further investigation, and (z) holds the Company harmless from any loss resulting from any unauthorized or fraudulent signature purporting on its face to be an authorized signature so long as the Company relies on such specimen signature without gross negligence (such instrument, a "Specimen Signature Authorization")), by express courier to the principal office of the Corporation (or at such other place as the Corporation may from time to time designate in a written notice sent to the Holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of (1) that number of whole shares of Common equal to the quotient of (a) the aggregate Original Issue Price of the Series A Preferred so surrendered, divided by (b) the Conversion Price in effect on the Effective Date, or (2) if the Conversion Price in effect on the Effective Date is less than or equal to the Cash Option Price and the Corporation shall have exercised its right pursuant to Section 5(B) hereof to redeem any or all of such Series A Preferred for cash, cash in an amount equal to the Redemption Amount, together with that number of whole shares of Common, if any, equal to the quotient of (a) the aggregate Original Issue Price of the shares of Series A Preferred not so redeemed by the Company, divided by (b) the Conversion Price in effect on the Effective Date. Any conversion or redemption pursuant to Section 5(B) hereof shall irrevocably become effective upon, and only upon, the date of acceptance (the "Effective Date") by the Corporation (which date shall in no event be more than two business days after the date of its receipt) of the duly completed and executed Notice, certificates for all shares of Series A Preferred being converted or redeemed, duly executed for transfer or accompanied by executed stock powers (such execution to be either (i) accompanied by a signature guarantee by a member firm of the New York Stock Exchange, or (ii) a Specimen Signature Authorization), in accordance with this Section 5. In the event of any exercise of the conversion and/or redemption rights granted by
Section 5(B) in accordance with the terms thereof, (i) stock certificates for the shares of Common acquired by virtue of such exercise and/or cash (as applicable) shall promptly (and in no event more than five business days after the Effective Date) be sent to such Holder, and unless the Series A Preferred has been fully converted or redeemed (as applicable), a new Series A Preferred stock certificate, representing the Series A Preferred not so converted or redeemed shall also be delivered to such Holder forthwith and (ii) any stock certificates for the shares of Common so acquired shall be dated the Effective Date and the Holder making such surrender shall be deemed for all purposes to be the Holder of the shares of Common so acquired as of the Effective Date.

     (D) Mandatory Conversion. All shares of Series A Preferred outstanding two years after the Closing Date shall, without any further action by the Holders thereof, be converted into Common (a "Mandatory Conversion") as of such date (the "Mandatory Conversion Date"). The number of whole shares of Common to be delivered to each Holder of Series A Preferred upon a Mandatory Conversion pursuant to this Section 5(D) shall equal the quotient of 1) the aggregate Original Issue Price of the Series A Preferred so surrendered divided by (2) the Conversion Price in effect on the Mandatory Conversion Date. Upon the Mandatory Conversion of the Series A Preferred pursuant to this Section 5(D), the Corporation shall promptly (and in no event more than two business days after the Mandatory Conversion Date) transmit to each Holder of Series A Preferred notice thereof in reasonable detail. Upon receipt from each Holder of Series A Preferred of the certificate or certificates representing such Holder's shares of Series A Preferred so converted duly executed for transfer or accompanied by executed stock powers (such execution to be either (i) accompanied by a signature guarantee by a member firm of the New York Stock Exchange, or (ii) a Specimen Signature Authorization), the Corporation shall promptly (and in no event more than five business days after the date of such receipt) transmit certificates representing the shares of Common issued to such Holder as a result of the Mandatory Conversion. Such certificates shall be dated the Mandatory
Conversion Date, and such Holders shall be deemed for all purposes to be the Holders of such Common as of the Mandatory Conversion Date.

     (E) Stock Fully Paid; Reservation of Shares. All shares of Common which may be issued upon conversion of Series A Preferred or as a dividend pursuant to
Section 4 hereof will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series A Preferred is outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of shares of Common to provide for (1) the conversion into Common of all Series A Preferred then outstanding at the then-effective Conversion Price and (2) the payment of all dividends payable with respect to the Series A Preferred pursuant to Section 4 hereof.

6.  Redemption and Call for Exchange by the Corporation.

     (A) During the periods specified below, the Corporation, by written notice to the Holders of outstanding shares of 1995 Preferred, may (but is not required to) either:

          (1) during the period beginning on the 90th day after the Closing Date and ending 24 months after the Closing date, redeem for cash each (but not less than all) of the then-outstanding shares of 1995 Preferred at a redemption price per share of 1995 Preferred equal to the Original Issue Price multiplied by the Redemption Factor (as defined in Section 12 hereof) determined as of the date of such notice of redemption; or

          (2) during the period beginning on the first day after the first anniversary of the Closing Date and ending two years after the Closing Date, exchange each (but not less than all) of the then-outstanding shares of 1995 Preferred for a number of shares of Common equal to the Original Issue Price (i) multiplied by the Redemption Factor determined as of the date of such notice of exchange and then (ii) divided by the Market Price determined as of the date of such notice; provided that a Registration Statement is then effective under the Securities Act.

     (B) Any notice of an optional redemption or exchange of the Series A Preferred pursuant to Section 6(A) hereof shall be promptly delivered by the Corporation to each Holder of outstanding Series A Preferred and shall describe such optional redemption or exchange in reasonable detail. All shares of Series A Preferred outstanding on the date of such notice shall, without any further action by the Holders thereof, be redeemed or exchanged (as applicable) in accordance with this Section 6 effective as of the date of such notice. Upon receipt from each Holder of Series A Preferred of the certificates representing the Series A Preferred so redeemed or exchanged duly executed for transfer or accompanied by executed stock powers (such execution to be either (i) accompanied by a signature guarantee by a member firm of the New York Stock Exchange, or (ii) a Specimen Signature Authorization), the Corporation shall promptly (and in no event more than five business days after the date of such receipt) transmit cash or certificates representing shares of Common (as applicable) in accordance with this Section 6. Any such certificates representing shares of Common shall be dated the date of the notice delivered by the Corporation pursuant to this Section 6(B), and such Holders shall be deemed for all purposes to be the Holders of such Common as of the date of such notice.

7. Payment of Accrued Dividends. At the time of any conversion, redemption or exchange of a share of Series A Preferred pursuant to Sections 5 or 6 hereof, as applicable, the Corporation shall pay in Common (valued at the Market Price of the Common on the date of conversion, redemption or exchange, as applicable) to the Holder thereof an amount equal to all unpaid dividends accrued thereon to the date of conversion, redemption or exchange (as applicable), whether or not declared by the Board. If the Corporation has insufficient shares legally available on the date specified above to pay such accrued but unpaid dividends pursuant to this Section 7 (whether due to restrictions imposed by regulatory authorities or applicable law), then shares to the extent legally available shall be used to pay such amount, in which case the shares of Common shall be issuable pro rata to each Holder whose Preferred Stock is being converted, redeemed or exchanged, as applicable. From time to time thereafter, whenever additional shares of Common are legally available for the payment of dividends, such shares shall be immediately used to pay the unpaid portion of any such shares of Common issuable as accrued dividends.

8. Certain Adjustments. For purposes of Sections 5 and 6 hereof, the number of shares of Common issuable upon the conversion or exchange of Series A Preferred, the Adjusted Strike Price, and the Cash Option Price shall be appropriately adjusted, as deemed equitable by the Corporation, from time to time upon the happening of certain events, as follows:

     (A) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding Common (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination thereof), or in case of any consolidation or merger of the Corporation with or into another corporation (other than a merger with another corporation in which the Corporation is the surviving corporation and which does not result in any reclassification or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination thereof) of outstanding Common, the rights of the Holders of the outstanding Series A Preferred shall be adjusted in the manner described below:

          (1) In the event that the Corporation is the surviving corporation, the Series A Preferred shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon conversion or exchange thereof the Holder of the Series A Preferred being converted or exchanged, as applicable, shall procure, in lieu of each share of Common theretofore issuable upon such conversion or exchange, the kind and amount of shares of Stock, other securities, money and Property receivable upon such reclassification, change, consolidation or merger by the Holder of each share of Common had such conversion or exchange occurred immediately prior to such reclassification, change, consolidation or merger. The provisions of this clause (a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

          (2)  In  the  event  that  the   Corporation   is  not  the  surviving
     corporation, the surviving corporation shall, without payment of any additional consideration therefor, issue new Series A Preferred, providing that upon conversion or exchange thereof, the Holder thereof shall procure in lieu of each share of Common theretofore issuable upon conversion or exchange, as applicable, of the Series A Preferred the kind and amount of shares of Stock, other securities, money and Property receivable upon such reclassification, change, consolidation or merger by the Holder of each share of Common issuable upon conversion or exchange, as applicable,of the Series A Preferred had such conversion or exchange, as applicable, occurred immediately prior to such reclassification, change, consolidation or merger. Such new Series A Preferred shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 8. The provisions of this clause (b) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

     (B) Subdivision or Combination of Shares. If the Corporation, at any time while any of the Series A Preferred is outstanding, shall subdivide or combine its Common, the Adjusted Strike Price, the Cash Option Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or if the Corporation shall take a record of Holders of its Common for the purpose of a subdividing, as of the close of business on such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination or, if the Corporation shall take a record of Holders of its Common for the purpose of so combining, as of the close of business on such record date, whichever is earlier.

     (C) Certain Dividends and Distributions. If the Corporation, at any time while any of the Series A Preferred is outstanding, shall pay a dividend payable in, or make any other distribution of, Common to all Holders of Common on a pro rata basis, the Adjusted Strike Price and the Cash Option Price shall be adjusted, as of the close of business on the date the Corporation shall take a record of the Holders of its Common for the purpose of receiving such dividend or other distribution (or if no such record is taken, as of the date of such dividend or other distribution is paid), to that price determined by multiplying each of the Adjusted Strike Price and the Cash Option Price by a fraction (a) the numerator of which shall be the total number of shares of Common outstanding immediately prior to the payment of such dividend or distribution and (2) the denominator of which shall be the total number of shares of Common outstanding immediately after the payment of such dividend or distribution (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend or distribution). The number of shares of Common at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Corporation or any Subsidiary.

9. Fractional Shares. No fractional shares of Common shall be issued in connection with any conversion of Series A Preferred or dividend payable with respect to the Series A Preferred, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction, multiplied by either (1) the Conversion Price then in effect (in the case of a conversion of Series A Preferred pursuant to Section 5 hereof) or (2) the Market Price then in effect (in the case of a dividend payable pursuant to Section 4 hereof or an exchange pursuant to Section 6 hereof), in each case to the extent sufficient funds are legally available therefore.

10. Status of Redeemed or Converted Series A Preferred. No shares of Series A Preferred which have been redeemed for cash or converted into or exchanged for Common shall be reissued by the Corporation.

11. Protective Provisions. So long as any shares of 1995 Preferred shall be outstanding, the Corporation shall not, without the approval by the vote or written consent of the Holders of at least a majority (or more if required by law) of the then-outstanding shares of 1995 Preferred:

          (A) Amend, waive or repeal any provisions of, or add any provision to,
     (i) this Certificate of Designation, (ii) any other certificate of designation filed by the Corporation with respect to the 1995 Preferred or
     (iii) if such amendment, waiver, repeal or addition would have an adverse effect upon the rights, preferences or priorities of the Holders of 1995 Preferred, any provision of the Corporation's Certificate of Incorporation or of any other certificate of designation filed with the Secretary of State of Delaware by the Corporation with respect to its Preferred Stock (other than Parity Stock);

          (B) Amend, waive or repeal any provisions of, or add any provision to, the Corporation's By-Laws, if such amendment, waiver, repeal or addition would have an adverse effect upon the rights, preferences or priorities of the Holders of 1995 Preferred;

          (C) Authorize, create, issue or sell any shares of Senior Stock;

          (D) Enter into, or permit any Subsidiary to enter into, any agreement, indenture or other instrument which contains any provisions restricting the Corporation's obligation to pay dividends on the 1995 Preferred in accordance with Section 4 hereof or of any other certificate of designation filed by the Corporation with respect to the 1995 Preferred;

          (E) Sell, lease, encumber, transfer, liquidate or otherwise dispose of, in one transaction or a series of related transactions, all or substantially all of the Property of the Corporation; or

          (F) Dissolve the Corporation.

12. Definitions. As used in this Certificate of Designation, the following terms have the following meanings:

     "Adjusted Strike Price" shall mean 107% of the closing price of the Common on the NASDAQ National Market on the trading day prior to the execution and delivery of the Subscription Agreements.

     "Cash Option Price" shall initially mean $10.00 per share of Common, subject to adjustment pursuant to Section 8 hereof.

     "Closing Date" shall mean the date on which Spencer Trask certifies in writing to the Corporation that it has completed the distribution of all the 1995 Preferred to be issued pursuant to and in accordance with the Spencer Trask Commitment Letter.

     "Common" shall mean the Corporation's Common Stock, par value $.001 per share, and any stock into which such stock may hereafter be changed.

     "Conversion Price" shall have the meaning specified in Section 5(A) hereof, as adjusted from time to time pursuant to Section 8 hereof.

     "Effective Date" shall have the meaning specified in Section 5(C) hereof.

     "Holders" shall mean, in respect of any Security, the Persons who shall, from time to time, own of record such Security. The term "Holder" shall mean one of the Holders.

     "Mandatory Conversion" shall have the meaning set forth in Section 5(D) hereof.

     "Mandatory Conversion Date" shall have the meaning set forth in Section 5(D) hereof.

     "Market Price" as of any date shall mean the average closing price of the Common on the Nasdaq National Market during the five trading day period ending on the trading day immediately preceding such date.

     "Minimum Conversion Price" as of any date shall mean the highest price that would, if all of the shares of 1995 Preferred then outstanding were converted at such price, result in the issuance of a number of shares of Common that, when added to the number of shares (if any) of Common issued in connection with all previous conversions of shares of 1995 Preferred, would exceed the product of
(i) 1,401,016 shares (as such number may be equitably increased or decreased by the Corporation from time to time to give effect to any subdivision or combination, respectively, of the outstanding shares of Common) multiplied by
(ii) a fraction, the numerator of which is the Aggregate Issue Price of all shares of 1995 Preferred theretofore issued (whether or not then outstanding) and the denominator of which is $8,000,000.

     "1995 Preferred" shall mean the Series A Preferred and any other series of Preferred Stock of the Corporation issued in the aggregate amount of up to 116 shares pursuant to and in accordance with the Spencer Trask Commitment Letter.

     "Original Issue Price" shall mean $50,000 per share of Series A Preferred or 1995 Preferred, as applicable.

     "Parity Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or liquidation on a parity with any such preference or priority of the 1995 Preferred and no preference or priority as to dividends or liquidation superior to any such preference or priority of the 1995 Preferred and any instrument or Security convertible into or exchangeable for Parity Stock. Without limiting the generality of the foregoing, a dividend rate, mandatory or optional sinking fund payment amounts or schedules or optional redemption provisions, the existence of a conversion right or the existence of a liquidation preference of up to 100% of the original issue price thereof plus unpaid accrued dividends plus a premium of up to the dividend rate or up to the percentage of the equity of the Corporation represented by such Stock, with respect to any class or series of Stock, differing from that of the 1995 Preferred, shall not prevent such class of Stock from being Parity Stock.

     "Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

     "Property" shall mean an interest in any kind of property or assets, whether real, personal or mixed, or tangible or intangible.

     "Redemption Amount" shall have the meaning specified in Section 5(B) hereof.

     "Redemption Factor" shall mean (i) during the period ending one year after the Closing Date, 1.35 and (ii) during the period beginning on the first day after the first anniversary of the Closing Date and ending two years after the Closing Date (such period, the "Second Year Period"), the sum of 1.35 plus the product of (x) the number of calendar days elapsed in the Second Year Period up to and including the redemption date multiplied by (y) 0.30 divided by 365 (rounded to the nearest 0.0001).

     "Registration Factor" shall mean (i) if the Corporation shall have filed the Registration Statement with the SEC within 60 days after the Closing Date, one (1.0), (ii) if the Corporation shall not have filed the Registration Statement with the SEC (the "delay") within 60 days after the Closing Date, 1.01 (if the delay is for 7 or fewer days); 1.02 (if the delay is between 8 and 14 days); 1.03 (if the delay is between 15 and 21 days); 1.04 (if the delay is between 22 and 28 days); 1.05 (if the delay is between 29 and 31 days); 1.06 (if the delay is between 32 and 45 days); 1.06 plus 0.01 multiplied by the number of full months that such delay extends beyond the 45th day.

     "Registration Statement" shall mean a registration statement pursuant to the Securities Act of 1933 to register the offer and sale of the shares of Common issuable upon conversion of Series A Preferred.

     "SEC" shall mean the Securities and Exchange Commission.

     "Securities" shall mean any debt or equity securities of a corporation, whether now or hereafter authorized, and any instrument convertible into or exchangeable for Securities or a Security. The term "Security" shall mean one of the Securities.

     "Senior Stock" shall mean any shares of any class or series of Stock of the Corporation having any preference or priority as to dividends or Property superior to any such preference or priority of the 1995 Preferred and any instrument or Security convertible into or exchangeable for Senior Stock.

     "Series A Preferred" shall mean the Corporation's Series A Convertible Preferred Stock, $.001 par value per share, and any Stock into which such Stock may hereafter be changed.

     "Spencer Trask" shall mean Spencer Trask Securities Incorporated, a Delaware corporation.

     "Spencer Trask Commitment Letter" shall mean that certain commitment letter dated December 12, 1995 between the Corporation and Spencer Trask relating to a private placement of the 1995 Preferred.

     "Stock" shall include any and all shares, interests or other equivalents (however designated) of, or participations in, corporate stock.

     "Subscription Agreements" shall mean the certain Subscription Agreements between the Corporation and the person or persons named on the signature pages thereof dated various dates and accepted by the Corporation on the date hereof and relating to the purchase and sale of shares of Series A Preferred.

     "Subsidiary" shall mean any corporation at least 50% of whose outstanding Voting Securities and capital stock are owned directly or indirectly by the Corporation or by one or more Subsidiaries or by the Corporation and one or more Subsidiaries.

     "Voting Securities" as applied to the Securities of any corporation, shall mean Securities of any class or classes (however designated) having ordinary voting power for the election of one or more members of the board of directors (or other governing body) of such corporation, other than Securities having such power only by reason of the happening of a contingency.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed this 10th day of January, 1996.


                                            LASERSIGHT INCORPORATED


                                            By:   /s/  Michael R. Farris
                                                 -------------------------

                                            Name:  Michael R. Farris
                                            Title:   President
Attest:

/s/ Gregory L. Wilson
----------------------------
Gregory L. Wilson, Secretary

                           CONVERSION NOTICE                      Exhibit A



(To be executed if Holder desires to make a conversion election pursuant to Section 5(B))

To LaserSight Incorporated:

     The undersigned hereby irrevocably elects to convert ________ shares of Series A Preferred Stock ("Preferred Shares") represented by the attached stock certificate into shares of common stock, $.001 par value (such shares, the "Common Shares") (or, if the Conversion Price in effect at the time of this conversion is less than or equal to the Cash Option Price and you so elect, into the right to receive cash at the election of the Corporation) pursuant to and in accordance with Section 5 of the Certificate of Designation relating to the Preferred Stock and requests that certificates for any such shares of Common Stock be issued in the name of the undersigned.

     If such number of Preferred Shares shall not be all the Preferred Shares evidenced by the Series A Preferred Stock certificate, a new stock certificate for the balance remaining of such shares shall be registered in the name of and delivered to the undersigned.

     The undersigned will not offer for sale, sell, pledge or otherwise transfer the Common Shares except (i) in accordance with the plan of distribution specified in the prospectus ("Prospectus") included in the registration statement relating to the Common Shares filed or to be filed with the SEC (the "Registration Statement") under the Securities Act of 1933 (the "Securities Act"), (ii) pursuant to SEC Rule 144 under the Securities Act, or (iii) pursuant to another available exemption from registration requirements of the Securities Act. The undersigned will deliver a Prospectus to the buyer of any Common Shares sold pursuant to the Registration Statement. The undersigned will not sell any Common Shares pursuant to the Registration Statement during the period, if any, during which the undersigned's right to sell under the Registration Statement has been suspended by the Company in accordance with the provisions of the Subscription Agreement between the Corporation and the undersigned or the undersigned's predecessor-in-interest.

Dated: ____________________, 199_


                                            _______________________________

Signature Guaranteed (if required):                  Signature


Must be signed by registered holder(s) exactly as name(s) on certificate(s) of Series A Preferred. Signatures must (such execution to be either (i) accompanied by a signature guarantee by a member firm of the New York Stock Exchange, or
(ii) evidenced by a signature on behalf of such Investor without such a guarantee, provided that the Investor has previously delivered to the Company a written instrument that (x) authorizes the Company to rely upon such unguaranteed signature for all purposes relating to the transfer or conversion of Preferred Shares, (y) includes a specimen of such unguaranteed signature on which the Company shall be entitled to rely without further investigation, and
(z) holds the Company harmless from any loss resulting from any unauthorized or fraudulent signature purporting on its face to be an authorized signature so long as the Company relies on such specimen signature without gross negligence).

If   signature   is   by   a   trustee,   executor,   administrator,   guardian,
attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, please identify that person's full title.

First telefax this Conversion Notice to the Company on fax number (314) 576-1073; then return by air courier the original hard copy to the Company, together with the original Preferred Share stock certificate by air courier to LaserSight Incorporated, Attn: Chief Financial Officer, 12161 Lackland Road, St. Louis, Missouri 63146.

                              CORRECTED CERTIFICATE

                                       OF
                      DESIGNATIONS, PREFERENCES AND RIGHTS
                                       OF
               SERIES B CONVERTIBLE PARTICIPATING PREFERRED STOCK
                                       OF
                             LASERSIGHT INCORPORATED


                            I. DESIGNATION AND AMOUNT



     The designation (this "Certificate of Designation") of this series, which consists of 1600 shares of Preferred Stock of LaserSight Incorporated, a Delaware corporation (the "Company"), is the Series B Convertible Participating Preferred Stock (the "Preferred Stock") and the face amount shall be Ten Thousand Dollars ($10,000.00) per share (the "Face Amount").

                                  II. DIVIDENDS

     The Preferred Stock will bear no dividends except as provided in Section IX(B).

                            III. CERTAIN DEFINITIONS

     For purposes of this Certificate of Designation, the following terms shall have the following meanings:

     A. "Business Day" means any day other than a Saturday, Sunday or a day on which banks in New York, New York are permitted or required by law to be closed.

     B. "Closing Bid Price" means, for any security as of any date, the closing bid price of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg Financial Markets or a comparable reporting service of national reputation selected by the Company and reasonably acceptable to registered holders of the Preferred Stock (each, a "Holder") then holding a majority of the then outstanding shares of a Preferred Stock ("Majority Holders") if Bloomberg Financial Markets is not then reporting closing bid prices of such security (collectively, "Bloomberg"), or if the foregoing does not apply, the last reported sale price of such security in the over-the-counter market on the electronic bulletin board of such security as reported by Bloomberg, or, if no sale price is reported for such security by Bloomberg, the average of the bid prices of any market makers for such security as reported in the "pink sheets" by the National Quotation Bureau, Inc. If the Closing Bid Price cannot be calculated for such security on such date on any of the foregoing bases, the Closing Bid Price of such security on such date shall be the fair market value as reasonably determined by an investment banking firm selected by the Company and reasonably acceptable to the Majority Holders, with the costs of such appraisal to be borne by the Company.

     C. "Conversion Date" means, for any Optional Conversion, the date specified in the notice of conversion (the "Notice of Conversion"), so long as such date is a Business Day and the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Company before 5:00 p.m., St. Louis time, on the Conversion Date indicated in the Notice of Conversion. If the date specified in the Notice of Conversion is not a Business Day, or if the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the first Business Day after the date on which the Holder faxes or otherwise delivers the Notice of Conversion to the Company. The Conversion Date for the Required Conversion at Maturity shall be the Maturity Date (as such terms are defined herein).

     D. "Common Stock" means the common stock, $.001 par value, of the Company.

     E. "Conversion Price" means, with respect to any Conversion Date, the lower of the Fixed Conversion Price and the Variable Conversion Price, each as in effect as of such date and subject to adjustment as provided herein; provided that such price shall be multiplied by .93 if such Conversion Date occurs at a time when the Common Stock a Holder receives upon conversion of the Preferred Stock is not listed on the Nasdaq National Market ("Nasdaq"), the American Stock Exchange or the New York Stock Exchange.

     F. "Fixed Conversion Price" means $6.68 (130% of the average Closing Bid Prices of the Common Stock for the five (5) consecutive trading days ending on the trading day immediately preceding the Closing Date (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during such five (5) trading day period)), and shall be subject to adjustment as provided herein.

     G. "Securities Purchase Agreement" means the Securities Purchase Agreement dated as of August 29, 1997, among the Company and the purchasers named therein, as amended from time to time in accordance with the term thereof.

     H. "Variable Conversion Price" means, as of any Conversion Date, the average of the three (3) lowest Closing Bid Prices per share of Common Stock during the Lookback Period (as herein defined) (subject to equitable adjustment for any stock splits, stock dividends, reclassifications or similar events during the Lookback Period), subject to adjustment as provided herein. For purposes hereof, the "Lookback Period" shall mean the period of twenty (20) consecutive trading days ending on the trading day immediately preceding the Conversion Date; provided, however, that in the event the average Closing Bid Price of the Common Stock during the period of five (5) consecutive trading days ending on the date one hundred eighty (180) days after the Closing Date is less than the average Closing Bid Price of the Common Stock for the five (5) consecutive trading days ending on the trading immediately preceding the Closing Date, the Lookback Period shall be the period of thirty (30) consecutive trading days ending on the trading day immediately preceding the Conversion Date.

     I. "Warrants" means the stock purchase warrants to acquire shares of Common Stock issued by the Company to the initial Holders in connection with the transactions contemplated by the Securities Purchase Agreement.

                                 IV. CONVERSION

     A. Conversion at the Option of the Holder. Subject to the limitations on conversions contained in Section IV.G, each Holder may, at any time and from time to time after the Closing Date, convert (an "Optional Conversion") each of its shares of Preferred Stock into a number of fully paid and nonassessable shares of Common Stock determined by dividing the aggregate Face Amount of the shares of Preferred Stock being converted by the Conversion Price.

     B. Mechanics of Conversion. In order to effect an Optional Conversion, a Holder shall: (x) fax (or otherwise deliver by other means resulting in notice) a copy of the fully executed Notice of Conversion in the form of Exhibit A hereto to the Company and (y) surrender or cause to be surrendered (or satisfy the provisions of Section XIV.B, if applicable) the certificates representing the Preferred Stock being converted (the "Preferred Stock Certificates") accompanied by duly executed stock powers and the original executed version of the Notice of Conversion as soon as practicable thereafter. Upon receipt by the Company of the fax copy of a Notice of Conversion from a Holder, the Company shall immediately send, via fax, a confirmation to such Holder stating that the Notice of Conversion has been received, the date upon which the Company expects to deliver the Common Stock issuable upon such conversion and the name and telephone number of a contact person at the Company regarding the conversion.

     C. Delivery of Common Stock Upon Conversion. Subject to Section IV.G, upon the delivery of a Notice of Conversion, the Company shall, no later than the later of (a) the third Business Day following the Conversion Date and (b) the day that is the first Business Day (or the second Business Day in the event that the Common Stock issuable upon conversion of such shares of Preferred Stock are to be delivered outside of the United States or Canada) following the date of the surrender of the Preferred Stock Certificates (or satisfaction of the provisions of Section XIV.B, if applicable) and the original executed version of the Notice of Conversion (the "Delivery Period"), issue and deliver to the Holder (or at its direction) (x) that number of shares of Common Stock issuable upon conversion of such shares of Preferred Stock being converted and (y) a certificate representing the number of shares of Preferred Stock not being converted, if any. The person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares at the close of business on the Conversion Date.

     D. Stamp, Documentary and Other Similar Taxes. The Company shall pay all stamp, documentary, issuance and other similar taxes which may be imposed with respect to the issuance and delivery of the shares of Common Stock pursuant to conversion of the Preferred Stock; provided that the Company will not be obligated to pay stamp, transfer or other taxes resulting from the issuance of Common Stock to any person other than the registered holder of the Preferred Stock.

     E. No Fractional Shares. No fractional shares of Common Stock are to be issued upon the conversion of Preferred Stock, but the Company shall pay a cash adjustment in respect of any fractional share which would otherwise be issuable in an amount equal to the same fraction of the Conversion Price of a share of Common Stock (as determined for conversion of the Preferred Stock into whole shares of Common Stock); provided that in the event that sufficient funds are not legally available for the payment of such cash adjustment any fractional shares of Common Stock shall be rounded up to the next whole number.

     F. Conversion Disputes. In the case of any dispute with respect to a conversion, the Company shall promptly issue such number of shares of Common Stock as are not disputed in accordance with Sections IV.A and IV.C hereof. If such dispute involves the calculation of the Conversion Price, the Company shall submit the disputed calculations to a "Big Six" independent accounting firm selected by the Company via facsimile within two (2) business days of receipt of the Notice of Conversion. The accounting firm shall audit the calculations and notify the Company and the Holder of the results no later than two (2) business days from the date it receives the disputed calculations. The accounting firm's calculation shall be deemed conclusive, absent manifest error. The Company shall then issue the appropriate number of shares of Common Stock in accordance with Sections IV.A and IV.C hereof.

     G. Limitation on Conversions. Notwithstanding anything to the contrary set forth herein, the conversion of shares of Preferred Stock shall be subject to the following limitations (each of which limitations shall be applied independently):

          (i) Cap Amount. For so long as Common Stock is listed on the Nasdaq, the American Stock Exchange, the New York Stock Exchange or the Nasdaq Small Cap Market, prior to Stockholder Approval (as herein defined), unless otherwise permitted by the such market or exchange, in no event shall the total number of shares of Common Stock issued upon conversion of the Preferred Stock and exercise of the Warrants (as defined in the Securities Purchase Agreement) exceed the maximum number of shares of Common Stock that the Company can without stockholder approval so issue pursuant to Nasdaq Rule 4460(i) (or any successor rule) (the "Cap Amount"), which, as of the date of issuance of the Preferred Stock, shall be 1,995,534 shares. The Cap Amount shall be allocated pro-rata to the Holders as provided in Article XIV.C. In the event the Company is prohibited from issuing shares of Common Stock as a result of the operation of this subparagraph (i), the Company shall comply with Article VI.

          (ii)   Limitations   Holdings.   The  Preferred  Stock  shall  not  be
convertible by a Holder to the extent (but only to the extent) that, if converted by such Holder, the Holder would beneficially own in excess of 4.9% (9.9% if the applicable box on the signature page of the Securities Purchase Agreement for such Holder is marked) (the "Applicable Percentage") of the shares of Common Stock. To the extent the foregoing limitation applies, the determination of whether Preferred Stock shall be convertible (vis-a-vis other securities owned by such Holder) and of which Preferred Stock shall be converted shall be in the sole discretion of the Holder and submission of the Preferred Stock for conversion shall be deemed to be the Holder's determination of whether such Preferred Stock is convertible and of which Preferred Stock is convertible, subject to such aggregate percentage limitation. No prior inability to convert Preferred Stock pursuant to this Section shall have any effect on the applicability of the provisions of this Section with respect to any subsequent determination of convertibility. For the purposes of this Section, beneficial ownership and all calculations, including without limitation, with respect to calculations of percentage ownership shall be determined in accordance with
Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13D-G thereunder. The provisions of this Section may be amended and/or implemented in a manner otherwise than in strict conformity with the terms of this Section with the approval of the Board of Directors of the Company and the Majority Holders: (i) with respect to any matter to cure any ambiguity herein, to correct this subsection (or any portion thereof) which may be defective or inconsistent with the intended Applicable Percentage beneficial ownership limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such Applicable Percentage limitation; and
(ii) with respect to any other matter, with the further consent of the holders of majority of the then outstanding shares of Common Stock; the provisions of this Section may be waived with the approval of the Majority Holders upon ninety
(90) days prior written notice from such Holders to the Company and all other Holders. The limitations contained in this Section shall apply to a successor Holder of Preferred Stock if, and to the extent, elected by such successor Holder concurrently with its acquisition of such Preferred Stock, such election to be promptly confirmed in writing to the Company (provided no transfer or series of transfers to a successor Holder or Holders shall be used by a Holder to evade the limitations contained herein).

     H. Required Conversion at Maturity. Subject to the limitations set forth in
Section IV.G. and provided all shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock are then (i) authorized and reserved for issuance, (ii) registered under the Securities Act of 1933, as amended (the "Securities Act") for resale by all Holders of such shares of Preferred Stock and (iii) eligible to be traded on either the Nasdaq, the Nasdaq Small Cap Market, the New York Stock Exchange or the American Stock Exchange, each share of Preferred Stock outstanding on the third anniversary of the Closing Date (the "Maturity Date") (and any accrued and unpaid Conversion Default Payments), automatically shall be converted into shares of Common Stock on such date in accordance with the conversion formula set forth in Section IV.A (the "Required Conversion at Maturity"). If a Required Conversion at Maturity occurs, the Company and the Holders shall follow the applicable conversion procedures set forth in this Article IV; provided, however, that a Notice of Conversion shall be deemed to be delivered to the Company on the Maturity Date.

     I. Electronic Transmission. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer program, upon request of a Holder who shall have previously instructed such Holder's prime broker to confirm such request to the Company's transfer agent, the Company shall use its commercially reasonable efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

               V. RESERVATION OF AUTHORIZED SHARES OF COMMON STOCK

     A. Reserved Amount. The Company shall have authorized and reserved and keep available for issuance not less than 3,750,000 shares of Common Stock (the "Reserved Amount") solely for the purpose of effecting the conversion of the Preferred Stock and exercise of the warrants (the "Warrants"), in the form attached to the Securities Purchase Agreement as Exhibit B, to acquire Common Stock issued on the Closing Date pursuant to the terms of the Securities Purchase Agreement. Subject to Section V.B and Article VI, the Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock to provide for the full conversion of all outstanding Preferred Stock and issuance of the shares of Common Stock in connection therewith and the full exercise of the Warrants and issuance of the shares of Common Stock in connection therewith. The Reserved Amount shall be allocated among the Holders as provided in Section XIV.C. The Board of Directors of the Company shall, not later than sixty (60) days following the date of Closing, solicit by proxy the authorization of a number of shares of Common Stock sufficient to increase the Reserved Amount to two hundred percent (200%) of the number of shares of Common Stock then issuable upon conversion of the Preferred Stock and the exercise of the Warrants.

     B. Increases to Reserved Amount. Without limiting any other provision of this Article V, if the Reserved Amount for any three (3) consecutive trading days (the last of such three (3) trading days being the "Authorization Trigger Date") is less than one hundred seventy-five percent (175%) of the number of shares of Common Stock issuable upon conversion of the Preferred Stock on such trading days, without giving effect to the limitations set forth in Section IV(G) hereof, the Company shall as soon as practicable notify the Holders of such occurrence and shall as soon as practicable (and in any event in the case of the initial authorization of additional shares of Common Stock, within the period specified in Section VIII.A(viii)), take all necessary action (including, if necessary, stockholder approval to authorize the issuance of additional shares of Common Stock) to increase the Reserved Amount to two hundred percent (200%) of the number of shares of Common Stock then issuable upon conversion of the outstanding Preferred Stock.

                   VI. COMPLIANCE WITH CAP AMOUNT RESTRICTIONS

     A. Share Authorization. The Board of Directors of the Company shall, not later than 60 days following the date of the Closing, solicit by proxy the authorization (the "Stockholder Approval") by the stockholders of the Company of the issuance of shares of Common Stock upon conversion of shares of Preferred Stock pursuant to the terms hereof in the aggregate in excess of twenty (20) percent of the outstanding shares of Common Stock and to eliminate any prohibitions under applicable law or the rules or regulations of any stock exchange, interdealer quotation system or other self-regulatory organization with jurisdiction over the Company or any of its securities on the Company's ability to issue shares of Common Stock in excess of the Cap Amount and use its best efforts to obtain the Stockholder Approval no later than 120 days following the date of the Closing.

     B. Obligation to Notify. If at any time after the date of issuance of the Preferred Stock the then unissued portion of any Holder's Cap Amount becomes less than one hundred seventy-five percent (175%) of the number of shares of Common Stock then issuable upon conversion of such Holder's shares of Preferred Stock without giving effect to the limitations set forth in Section IV(G) hereof (a "Trading Market Trigger Event"), the Company shall notify the Holders of such occurrence as soon as practicable.

                       VII. FAILURE TO SATISFY CONVERSIONS

     A. Conversion Default Payments. If, at any time, (x) a Holder submits a Notice of Conversion (or is deemed to submit such notice pursuant to Section IV.H) and the Company fails for any reason (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount, for which failure the Holders shall have the remedies set forth in
Article VIII) to deliver, on or prior to the second Business Day following the expiration of the Delivery Period for such conversion (said period of time being the "Extended Delivery Period"), such number of freely tradeable shares of Common Stock to which such Holder is entitled upon such conversion, or (y) the Company provides notice (including by way of public announcement) to any Holder at any time of its intention not to issue shares of Common Stock upon exercise by any Holder of its conversion rights in accordance with the terms of this Certificate of Designation (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount) (each of
(x) and (y) being a "Conversion Default"), then the Company shall pay to the affected Holder, in the case of a Conversion Default described in clause (x) above, and to all Holders, in the case of a Conversion Default described in clause (y) above, an amount equal to 1% of the Face Amount of the Preferred Stock with respect to which the Conversion Default exists (which amount shall be deemed to be the aggregate Face Amount of all outstanding Preferred Stock in the case of a Conversion Default described in clause (y) above) for each day such Conversion Default exists. The Company shall promptly provide each Holder with notice of the occurrence of a Conversion Default with respect to any of the other Holders.

     The payments to which a Holder shall be entitled pursuant to this Section VII.A are referred to herein as "Conversion Default Payments." A Holder may elect to receive accrued Conversion Default Payments in cash or to convert all or any portion of such accrued Conversion Default Payments, at any time, into Common Stock at the lowest Conversion Price in effect during the period beginning on the date of the Conversion Default through the Cure Date for such Conversion Default. In the event a Holder elects to receive any Conversion Default Payments in cash, it shall so notify the Company in writing. Such payment shall be made in accordance with and be subject to the provisions of
Section XIV.E. In the event a Holder elects to convert all or any portion of the Conversion Default Payments, the Holder shall indicate on a Notice of Conversion such portion of the Conversion Default Payments which such Holder elects to so convert and such conversion shall otherwise be effected in accordance with the provisions of Article IV. "Cure Date" means (i) with respect to a Conversion Default described in clause (x) of its definition, the date the Company effects the conversion of the portion of the Preferred Stock submitted for conversion and (ii) with respect to a Conversion Default described in clause (y) of its definition, the date the Company undertakes in writing to issue Common Stock in satisfaction of all conversions of Preferred Stock in accordance with the terms of this Certificate of Designation.

     B. Adjustment to Conversion Price. If a Holder has not received certificates for all shares of Common Stock prior to the tenth (10th) day after the expiration of the Extended Delivery Period with respect to a conversion of Preferred Stock for any reason (other than because such issuance would exceed such Holder's allocated portion of the Reserved Amount or the Cap Amount, for which failure the Holders shall have the remedies set forth in Article VIII), then the Fixed Conversion Price in respect of any shares of Preferred Stock held by such Holder shall thereafter be the lesser of (i) the Fixed Conversion Price on the Conversion Date specified in the Notice of Conversion which resulted in the Conversion Default and (ii) the lowest Conversion Price in effect during the period beginning on, and including, such Conversion Date through and including the Cure Date. If there shall occur a Conversion Default of the type described in clause (y) of Section VII.A, then the Fixed Conversion Price with respect to any conversion thereafter shall be the lowest Conversion Price in effect at any time during the period beginning on, and including, the date of the occurrence of such Conversion Default through and including the Cure Date. The Fixed Conversion Price shall thereafter be subject to further adjustment for any events described in Section XI.

     C. Buy-In  Cure.  Unless a  Conversion  Failure  described in clause (y) of
Section VII.A has occurred, if (i) the Company fails for any reason to deliver during the Delivery Period shares of Common Stock to a Holder upon a conversion of shares of Preferred Stock in accordance with the terms of this Certificate of Designation and (ii) after the applicable Delivery Period with respect to such conversion, such Holder purchases (in an open market transaction or otherwise) shares of Common Stock to make delivery in satisfaction of a sale by such Holder of the shares of Common Stock (the "Sold Shares") which such Holder was entitled to upon such conversion (a "Buy-In"), the Company shall pay such Holder (in addition to any other remedies available to the Holder) the amount by which (x) such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the net proceeds received by such Holder from the sale of the Sold Shares; provided, that such purchase cannot be effected after the applicable Cure Date, if any, and both such purchase and sale must be effected in a commercially reasonable manner under the circumstances then facing the Holder to the extent such purchase and sale are under the control of such Holder. For example, if a Holder purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to shares of Common Stock it sold for $10,000, the Company will be required to pay the Holder $1,000. A Holder shall provide the Company written notification indicating any amounts payable to such Holder pursuant to this
Section  VII.C.  The Company shall make any payments  required  pursuant to this
Section VII.C in accordance with and subject to the provisions of Section XIV.E.

                     VIII. REDEMPTION DUE TO CERTAIN EVENTS

     A. Redemption Events. A "Redemption Event" means any one of the following (after expiration of the applicable cure period in the case of the events described in clauses (iv) and (vii)):

          (i) the Common Stock (including any of the shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants or required from time to time to be reserved pursuant to this Certificate of Designation or the Warrants) is suspended from trading on, or is not listed (and authorized) for trading on, the Nasdaq, the Nasdaq Small Cap Market, the American Stock Exchange, or the New York Stock Exchange for an aggregate of ten
(10) trading days in any twelve (12) month period;

          (ii) the Company fails, and any such failure continues uncured for seven (7) business days after the Company has been notified thereof in writing by the Holder, to remove any restrictive legend on any certificate for any shares of Common Stock issued to the Holders of Preferred Stock upon conversion of the Preferred Stock or upon exercise of the Warrants as and when required by this Certificate of Designation, the Warrants, the Securities Purchase Agreement, or the Registration Rights Agreement, dated as of August 29, 1997, by and among the Company and the other signatories thereto (the "Registration Rights Agreement");

          (iii) the Company provides notice to any Holder, including by way of public announcement, at any time, of its intention not to issue shares of Common Stock to any Holder upon conversion in accordance with the terms of this Certificate of Designation; except to the extent that the Company has provided the Holders with prior notice that it intends not to effect a conversion or exercise because such issuance would cause the Cap Amount or the Reserved Amount to be exceeded, in which event the Holders shall have the rights and remedies pursuant to clauses (viii) and (ix) of this Section VIII(A) and elsewhere in this Certificate of Designation;

          (iv) the Company breaches any material covenant or other material term or condition of this Certificate of Designation, the Warrants, the Securities Purchase Agreement or the Registration Rights Agreement, the breach of which would have a material adverse effect on the Company or the rights of the Holder with respect to any of the shares of Preferred Stock or the shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants, and such breach continues for a period of ten (10) business days after written notice thereof to the Company; provided, however, that if such breach may be cured by the Company and the Company is using its best efforts to cure such breach it shall not constitute a Redemption Event until such breach continues for a period of thirty (30) days after written notice thereof to the Company;

          (v) any representation or warranty of the Company made in any agreement, statement or certificate given in writing in connection with the issuance of the Preferred Stock (including, without limitation, the Warrants, the Securities Purchase Agreement and the Registration Rights Agreement), shall be false or misleading in any material respect when made and the breach of which would have a material adverse effect on the Company or the rights of the Holder with respect to any of the shares of Preferred Stock or the shares of Common Stock issuable upon conversion of the Preferred Stock or upon exercise of the Warrants;

          (vi) the Company fails: (x) to cause the registration statement required pursuant to Section 2.1 of the Registration Rights Agreement to be declared effective on or before the one hundred fiftieth (150th) day following Closing in a manner which would allow the sale of all Registrable Securities (as defined in the Registration Rights Agreement) to the fullest extent permitted under Section 2.1 of the Registration Rights Agreement; or (y) to cause the holders of Preferred Stock to be able to utilize such registration statement for the resale of all of their Registrable Securities (as defined in the Registration Rights Agreement), unless the Company is using its best efforts to remedy such inability to utilize such registration statement, subject to the Company's Board of Directors having determined in their good faith business judgment by resolution that the continued effectiveness of such registration statement would have a material adverse effect on the Company's ability to consummate a financing, acquisition, merger or joint venture, the failure of which to consummate would have a material adverse effect on the Company's financial condition, results of operations or future prospects; provided that in no event shall such failure exist for a total of more than forty-five (45) days in any fifteen (15) month period.

          (vii) the Company fails, and such failure  continues  uncured for five
(5) business days after the Company has been notified thereof in writing by the Holder, for any reason to issue shares of Common Stock within ten (10) Business Days after the expiration of the Extended Delivery Period with respect to any conversion of Preferred Stock; except to the extent that the Company has provided the Holders with prior notice that it intends not to effect a conversion or exercise because such issuance would cause the Cap Amount or the Reserved Amount to be exceeded, in which event the Holders shall have the rights and remedies provided in clauses (viii) and (ix) of this Section VIII(A) and elsewhere in this Certificate of Designation;

          (viii) the Company fails to increase the Reserved Amount within one hundred twenty (120) days following Closing and thereafter an Authorization Trigger Date occurs;

          (ix) the Company fails to eliminate the Cap Amount prohibitions or other prohibitions described in Section VI.A within one hundred twenty (120) days following the Closing and thereafter a Trading Market Trigger Event occurs;

          (x) the Company fails to obtain the effectiveness of any amendment to an existing registration statements within thirty (30) days or of any new registration statement within ten (10) days after the shareholders meeting required pursuant to Section V.A hereof and within thirty (30) days following any other Registration Trigger Date (as defined in the Registration Rights Agreement) as required by Section 3.2 of the Registration Rights Agreement; or

          (xi) if there is a default under any agreement between Company or any of its affiliates and Foothill Capital Corporation ("Foothill") which results in the acceleration of the maturity of the debt owed by Company to Foothill (or if the such debt is not repaid by Company to Foothill at Maturity).

     B. Redemption By Holder. Upon the occurrence of a Redemption Event, each Holder shall have the right to elect at any time and from time to time by delivery of a Redemption Notice (as defined herein) to the Company while such Redemption Event continues, to require the Company to purchase for cash for an amount per share equal to the Redemption Amount (as defined herein), (i) in the case of a Redemption Event described in clause (i) through (vii), any or all of the then outstanding shares of Preferred Stock held by such Holder, (ii) in the case of a Redemption Event described in clause (viii), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Reserved Amount exceeds two hundred percent (200%) of the total number of Common Stock issuable to such Holder upon conversion of its Preferred Stock and exercise of its Warrants, (iii) in the case of a Redemption Event described in clause (ix), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Cap Amount exceeds two hundred percent (200%) of the total number of Common Stock issuable to such Holder upon conversion of its Preferred Stock and exercise of its Warrants and (iv) in the case of a Redemption Event described in clause (x), a portion of the Holder's Preferred Stock such that, after giving effect to such purchase, the Holder's allocated portion of the Registrable Securities (as defined in the Registration Rights Agreement) exceeds two hundred percent (200%) of the total number of Common Stock issuable to such Holder upon conversion of its Preferred Stock and exercise of its Warrants.

     C. Definition of Redemption Amount. The "Redemption Amount" with respect to a share of Preferred Stock means an amount equal to the greater of (i) 1.25 times the aggregate Face Amount of the Preferred Stock for which a demand is being made and (ii) an amount determined by the following formula:

                     Face Amount
                ---------------------
               (         C P         )      X       M

                ---------------------       ---------


where:

     "CP" means the Conversion Price in effect on the date of the Redemption Notice; and

     "M" means the highest closing bid price of the Company's Common Stock during the period beginning on the date ten (10) trading days before the date of the Redemption Notice and ending on the date five (5) trading days after the date of the Redemption Notice, as reported on the principal securities exchange or trading market on which the Common Stock is traded.

     D. Redemption Defaults. If the Company fails to pay any Holder the Redemption Amount with respect to any share of Preferred Stock within five (5) business days of its receipt of a notice requiring such redemption (a "Redemption Notice"), then the Holder delivering such Redemption Notice (i) shall be entitled to interest on the Redemption Amount at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus five percent (5%) and (y) the highest interest rate permitted by applicable law from the date of the Redemption Notice until the date of redemption hereunder, and (ii) shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section IV.A) all or any portion of the Redemption Amount, plus interest as aforesaid, into shares of Common Stock at a Conversion Price equal to the lower of (x) the Conversion Price in effect on the date of the Redemption Notice and (y) the Conversion Price in effect on the date that such Holder receives shares of Common Stock with respect to such Redemption Amount. In the event the Company is not able to redeem all of the shares of Preferred Stock subject to Redemption Notices, the Company shall redeem shares of Preferred Stock from each Holder pro rata, based on the total number of shares of Preferred Stock included by such Holder in the Redemption Notice relative to the total number of shares of Preferred Stock in all of the Redemption Notices. The interest provided for in this Section VIII.D shall not be duplicative of the 1% per day payment provided for pursuant to Section VII.A of this Certificate of Designation.

     E. Additional Cap Amount Remedies. Upon a Redemption Event described in clause (ix), any Holder who is so prohibited from converting its Preferred Stock may elect one or both of the following: (i) require, with the consent of the Majority Holders (including any shares of Preferred Stock held by the requesting Holder), the Company to terminate the listing of its Common Stock on Nasdaq and to cause its Common Stock to be listed on the Nasdaq Small Cap Market or on the over-the-counter electronic bulletin board, at the option of the requesting Holder; and (ii) require the Company to issue shares of Common Stock in accordance with such holder's Notice of Conversion at a conversion price equal to the Conversion Price in effect on the date of the Holder's written notice to the Company of its election to receive shares of Common Stock pursuant to this subparagraph (ii).

     F. Partial Redemption Upon Sale or Licensing of Patent Rights.

          (i) From time to time following the sale or license by the Company or any subsidiary of the Company of patent rights pursuant to Section 12 of that certain Patent Security Agreement dated as of August 29, 1997, and so long as no Redemption Event shall have occurred and the Company is not in material violation of any of its obligations under the Securities Purchase Agreement, the Company shall have the right to redeem (a "Voluntary Redemption") Preferred Stock having a Face Amount of up to $11,200,000 for an amount in cash paid by wire transfer of immediately available funds equal to the Face Amount plus the applicable Voluntary Redemption Premium (as defined below) of the Preferred Stock so redeemed.

          (ii) Any Voluntary Redemption pursuant to this Section VIII.F shall be made ratably among Holders in proportion to the Face Amount of Preferred Stock then outstanding and held by such Holders.

          (iii) The "Voluntary Redemption Premium" shall be: (x) if the aggregate Face Amount of Preferred Stock redeemed pursuant to this Section VIII.F is equal to or less than $6,400,000, (A) with respect to Voluntary Redemptions for which payment is made on or prior to October 28, 1997, 4.0%; (B) with respect to Voluntary Redemptions for which payment is made after October 28, 1997 and on or prior to November 27, 1997, 6.75%; (C) with respect to Voluntary Redemptions for which payment is made after November 27, 1997, and on or prior to December 27, 1997, 10.0%; and (D) with respect to Voluntary Redemptions for which payment is made after December 27, 1997 and on or prior to January 26, 1998, 14.0%; and (y) if the aggregate Face Amount of Preferred Stock redeemed pursuant to this Section VIII.F is greater than $6,400,000, (A) with respect to Voluntary Redemptions for which payment is made on or prior to September 28, 1997, 15.0%; (B) with respect to Voluntary Redemptions for which payment is made after September 28, 1997 and on or prior to October 28, 1997, 20.0%; and (C) with respect to Voluntary Redemptions for which payment is made after October 28, 1997 and on or prior to November 27, 1997, 30.0%; provided, that if following one or more Voluntary Redemptions with respect to which a Voluntary Redemption Premium determined pursuant to clause (x) above is paid, a Voluntary Redemption is made which would cause the aggregate Face Amount of Preferred Stock redeemed pursuant to this Section VIII.F to exceed $6,400,000, then the Voluntary Redemption Premium for all of such prior Voluntary Redemptions shall be recalculated pursuant to clause (y) above, and the difference between the Voluntary Redemption Premium determined pursuant to clause (y) with respect to each such previous Voluntary Redemption and the Voluntary Redemption Premium paid as determined pursuant to clause (x) with respect to such previous Voluntary Redemption shall be paid as additional Voluntary Redemption Premium at the time of the Voluntary Redemption which triggers the application of this provision.

          (iv) No Voluntary Redemption may be made after November 27, 1997 if the aggregate Face Amount of Preferred Stock redeemed pursuant to this Section VIII.F would thereby be greater than $6,400,000. No Voluntary Redemption may be made after January 26, 1998.

          (v) The Company shall effect a Voluntary Redemption under this Section VIII.F by giving prior written notice (the "Voluntary Redemption Notice"), which notice may only be delivered on a business day on or after August 29, 1997 and on or prior to January 12, 1998. The Voluntary Redemption Notice shall state the Face Amount of Preferred Stock to be redeemed and the date on which the Voluntary Redemption is to occur (which shall not be less than ten (10) business days after the date of delivery of the Voluntary Redemption Notice) and shall be delivered by the Company to the Holders at the address of such Holder appearing on the register of the Company for the Preferred Stock.

          Within seven (7) business days after the date of delivery of the Voluntary Redemption Notice, each Holder shall provide the Company with instructions as to the account to which payments associated with such Voluntary Redemption should be deposited. On the date of the Voluntary Redemption, provided for in the relevant Voluntary Redemption Notice, (x) the Company will deliver the redemption amount via wire transfer to the account designated by the Holders, (y) the Holders will deliver the certificates relating to that number of shares of Preferred Stock being redeemed, duly executed for transfer or accompanied by executed stock powers, in either case, transferring that number of shares to be redeemed. Within five (5) business days after such Voluntary Redemption the Company will deliver to the Holders new certificates representing that number of shares held by the Holders after such Voluntary Redemption. Upon the occurrence of the wire transfer (or, in the absence of a Holder designating an account to which funds should be transferred, delivery of a certified check in the amount due such Holder in connection with such Voluntary Redemption to the address of such Holder appearing on the register of the Company for the Preferred Stock), that number of shares to be redeemed pursuant to such Voluntary Redemption as represented by the previously issued certificates will be deemed no longer outstanding.

     G. Capital Impairment. In the event that Section 160 of the Delaware General Corporation Law ("GCL"), would be violated by the redemption of any shares of Preferred Stock that are otherwise subject to redemption pursuant to this Article VIII, the Company: (i) will redeem the greatest number of shares of Preferred Stock possible without violation of said Section; (ii) the Company thereafter shall use its best efforts to take all necessary steps permitted pursuant to this Certificate of Designation and the agreements entered into in connection with the issuance of Preferred Stock pursuant hereto in order to remedy its capital structure in order to allow further redemptions without violation of said Section; and (iii) from time to time thereafter as promptly as possible the Company shall redeem shares of Preferred Stock at the request of the Holders to the greatest extent possible without causing a violation of
Section 160 of the GCL. Any Holder shall have the right, at any time and from time to time, to require the Company, upon written notice, to immediately convert (in accordance with the terms of Section IV.A) all or any portion of the Redemption Amount plus any interest or other charges which have accrued into shares of Common Stock at a Conversion Price equal to the lowest Conversion Price in effect during the period beginning on the date of the Redemption Notice and ending on the Conversion Date with respect to the Conversion of such Redemption Amount. In the event the Company is not able to redeem all the shares of the stock subject to Redemption Notices, the Company shall redeem shares of Preferred Stock from each Holder pro rata, based on the total number of shares of Preferred Stock included by such Holder in the Redemption Notice relative to the total number of Preferred Stock in all Redemption Notices. In addition, so long as the Company is prevented from redeeming shares of Preferred Stock pursuant to this Section VIII.G, the Company (i) will operate only in the ordinary course of business and will not incur any expenditures outside of the ordinary course of business, and (ii) will not enter into any acquisition, merger or joint venture transactions.

                             IX. RANK; PARTICIPATION

     A. Rank. All shares of the Preferred Stock shall rank (i) prior to the Common Stock; (ii) prior to any class or series of capital stock of the Company hereafter created (unless, with the consent of the Holders obtained in accordance with Article XIII hereof, such class or series of capital stock specifically, by its terms, ranks senior to or pari passu with the Preferred Stock) (collectively, with the Common Stock, "Junior Securities"); (iii) pari passu with any class or series of capital stock of the Company hereafter created (with the consent of the Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, on parity with the Preferred Stock (the "Pari Passu Securities"); and (iv) junior to any class or series of capital stock of the Company hereafter created (with the consent of the Holders obtained in accordance with Article XIII hereof) specifically ranking, by its terms, senior to the Preferred Stock (the "Senior Securities"), in each case as to distribution of assets upon liquidation, dissolution or winding up of the Company, whether voluntary or involuntary.

     B. Participation. Subject to the rights of the holders (if any) of Pari Passu Securities and Senior Securities, the Holders shall, as such Holders, be entitled to such dividends paid and distributions made to the holders of Common Stock to the same extent as if such Holders had converted their shares of Preferred Stock into Common Stock (without regard to any limitations on conversion herein or elsewhere contained) and had been issued such Common Stock on the day before the record date for said dividend or distribution. Payments under the preceding sentence shall be made concurrently with the dividend or distribution to the holders of Common Stock.

                            X. LIQUIDATION PREFERENCE

     A. Liquidation of the Company. If the Company shall commence a voluntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law, or consent to the entry of an order for relief in an involuntary case under any law or to the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or make an assignment for the benefit of its creditors, or admit in writing its inability to pay its debts generally as they become due, or if a decree or order for relief in respect of the Company shall be entered by a court having jurisdiction in the premises in an involuntary case under the U.S. Federal bankruptcy laws or any other applicable bankruptcy, insolvency or similar law resulting in the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or ordering the winding up or liquidation of its affairs, and any such decree or order shall be unstayed and in effect for a period of sixty (60) consecutive days and, on account of any such event, the Company shall liquidate, dissolve or wind up, or if the Company shall otherwise liquidate, dissolve or wind up (a "Liquidation Event"), no distribution shall be made to the Holders of any shares of capital stock of the Company (other than Senior Securities) upon liquidation, dissolution or winding up unless prior thereto the Holders shall have received the Liquidation Preference (as herein defined) with respect to each share. If, upon the occurrence of a Liquidation Event, the assets and funds available for distribution among the Holders and holders of Pari Passu Securities shall be insufficient to permit the payment to such Holders of the preferential amounts payable thereon, then the entire assets and funds of the Company legally available for distribution to the Preferred Stock and the Pari Passu Securities shall be distributed ratably among such shares in proportion to the ratio that the Liquidation Preference payable on each such share bears to the aggregate Liquidation Preference payable on all such shares.

     B. Certain Acts Not a Liquidation. The purchase or redemption by the Company of stock of any class, in any manner permitted by law, shall not, for the purposes hereof, be regarded as a liquidation, dissolution or winding up of the Company. Neither the consolidation or merger of the Company with or into any other entity nor the sale or transfer by the Company of less than substantially all of its assets shall, for the purposes hereof, be deemed to be a liquidation, dissolution or winding up of the Company.

     C. Definition of Liquidation Preference. The "Liquidation Preference" with respect to a share of Preferred Stock means an amount equal to the Face Amount thereof plus any other amounts that may be due from the Company with respect thereto through the date of final distribution. The Liquidation Preference with respect to any Pari Passu Securities shall be as set forth in the Certificate of Designation filed in respect thereof.

          XI. ADJUSTMENTS TO THE CONVERSION PRICE; CERTAIN PROTECTIONS

     The Conversion Price shall be subject to adjustment from time to time as follows:

     A. Stock Splits, Stock Dividends, Etc. If at any time on or after the Closing Date, the number of outstanding shares of Common Stock is increased by a stock split, stock dividend, combination, reclassification or other similar event, the Fixed Conversion Price shall be proportionately reduced, or if the number of outstanding shares of Common Stock is decreased by a reverse stock split, combination or reclassification of shares, or other similar event, the Fixed Conversion Price shall be proportionately increased. In such event, the Company shall notify the Company's transfer agent of such change on or before the effective date thereof.

     B. Certain Public Announcements. In the event that (i) the Company makes a public announcement that it intends to consolidate or merge with any other entity (other than a merger in which the Company is the surviving or continuing entity and its capital stock is unchanged and there is no distribution thereof)) or to sell or transfer all or substantially all of the assets of the Company or
(ii) any person, group or entity (including the Company) publicly announces a tender offer to purchase 50% or more of the Common Stock (the date of the announcement referred to in clause (i) or (ii) of this paragraph is hereinafter referred to as the "Announcement Date"), then the Conversion Price shall, effective upon the Announcement Date and continuing through the consummation of the proposed tender offer or transaction or the Abandonment Date (as defined below), be equal to the lesser of (x) the Conversion Price calculated as provided in Article IV or (y) the Conversion Price which would have been applicable for Conversion occurring on the Announcement Date. From and after the Abandonment Date, as the case may be, the Conversion Price shall be determined as set forth in Article IV. The "Abandonment Date" means with respect to any proposed transaction or tender offer for which a public announcement as contemplated by this paragraph has been made, the date which is seven trading days after the date upon which the Company (in the case of clause (i) above or the person, group or entity (in the case of clause (ii) above) publicly announces the termination or abandonment of the proposed transaction or tender offer which cause this paragraph to become operative, or such offer expires in accordance with its terms.

     C. Major Transactions. If the Company shall consolidate with or merge into any corporation or reclassify its outstanding shares of Common Stock (other than by way of subdivision or reduction of such shares) (each a "Major Transaction"), then each Holder shall thereafter be entitled to receive consideration, in exchange for each share of Preferred Stock held by it, equal to the greater of, as determined in the sole discretion of such Holder: (i) the number of shares of stock or securities or property of the Company, or of the entity resulting from such consolidation or merger (the "Major Transaction Consideration"), to which a Holder of the number of shares of Common Stock delivered upon conversion of such shares of Preferred Stock would have been entitled upon such Major Transaction had the Holder exercised its right of conversion (without regard to any limitations on conversion herein contained) on the trading date immediately preceding the public announcement of the transaction resulting in such Major Transaction and had such Common Stock been issued and outstanding and had such Holder been the holder of record of such Common Stock at the time of such Major Transaction, and the Company shall make lawful provision therefor as a part of such consolidation, merger or reclassification; and (ii) 125% of the Face Amount of such shares of Preferred Stock in cash. No sooner than ten (10) days nor later than five (5) days prior to the consummation of the Major Transaction, but not prior to the public announcement of such Major Transaction, the Company shall deliver written notice ("Notice of Major Transaction") to each Holder, which Notice of Major Transaction shall be deemed to have been delivered one (1) business day after the Company's sending such notice by telecopy (provided that the Company sends a confirming copy of such notice on the same day by overnight courier) of such Notice of Major Transaction. Such Notice of Major Transaction shall indicate the amount and type of the Major Transaction Consideration which such Holder would receive under clause (i) of this Section XI.B If the Major Transaction Consideration does not consist entirely of United States dollars, such Holder may elect to receive United States dollars in an amount equal to the value, determined by a Big-6 accounting firm selected by the Company that is reasonably acceptable to Holders of the Major Transaction Consideration in lieu of the Major Transaction Consideration by delivering notice of such election to the Company within five (5) days of the Holder's receipt of the Notice of Major Transaction.

     D. Adjustment Due to Distribution. If at any time after the Closing Date, the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a partial liquidating dividend, by way of return of capital or otherwise (including any dividend or distribution to the Company's stockholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e. a spin-off)) (a "Distribution"), then the Fixed Conversion Price shall be equitably adjusted to take account of such distribution.

     E. Issuance of Other Securities With Variable Conversion Price. If, at any time after the Closing Date the Company shall issue any securities which are convertible into or exchangeable for Common Stock ("Convertible Securities") at a conversion or exchange rate based on a discount from the market price of the Common Stock at the time of conversion or exercise, then the Variable Conversion Price in respect of any conversion of Preferred Stock after such issuance shall be calculated utilizing the greatest percentage discount applicable to any such Convertible Securities.

     F. Purchase Rights. If at any time after the Closing Date, the Company issues any Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to the record holders of any class of Common Stock, then the Holders will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of the Preferred Stock (without regard to any limitations on conversion or exercise herein or elsewhere contained) immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

     G. Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price pursuant to this Article XI, the Company, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to each Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Company shall, upon the written request at any time of any Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and
(iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of a share of Preferred Stock.

                               XII. VOTING RIGHTS

     The holders of Preferred Stock shall have no voting power whatsoever, except as otherwise provided by the Delaware General Corporation Law (the "General Corporation Law"), in this Article XII and in Article XIII below.

     Notwithstanding the above, the Company shall provide each Holder with prior notification of any meeting of the stockholders (and copies of proxy materials and all other information sent to stockholders). If the Company takes a record of its stockholders for the purpose of determining stockholders entitled to (a) receive payment of any dividend or other distribution, any right to subscribe for, purchase or otherwise acquire (including by way of merger, consolidation or recapitalization) any share of any class or any other securities or property, or to receive any other right, or (b) to vote in connection with any proposed sale, lease or conveyance of all or substantially all of the assets of the Company, or any proposed merger, consolidation, liquidation, dissolution or winding up of the Company, the Company shall mail a notice to each Holder, at least twenty
(20) days prior to the record date specified therein (or thirty (30) days prior to the consummation of the transaction or event, whichever is earlier, but in no event earlier than public announcement of such proposed transaction), of the date on which any such record is to be taken for the purpose of such vote, dividend, distribution, right or other event, and a brief statement regarding the amount and character of such vote, dividend, distribution, right or other event to the extent known at such time.

     To the extent that under the General Corporation Law the vote of the holders of the Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Company, the affirmative vote or consent of the Holders of at least a majority of the shares of the Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of the Majority Holders (except as otherwise may be required under the General Corporation Law) shall constitute the approval of such action by the class. To the extent that under the General Corporation Law Holders are entitled to vote on a matter with holders of Common Stock, voting together as one class, each share of Preferred Stock shall be entitled to a number of votes equal to the number of shares of Common Stock into which it is then convertible using the record date for the taking of such vote of stockholders as the date as of which the Conversion Price is to be calculated for this purpose.

                           XIII. PROTECTION PROVISIONS

     So long as any shares of Preferred Stock are outstanding, the Company shall not, without first obtaining the approval of the Majority Holders: (a) alter or change the rights, preferences or privileges of the Preferred Stock; (b) alter or change the rights, preferences or privileges of any capital stock of the Company so as to affect adversely the Preferred Stock; (c) create any Senior Securities; (d) create any Pari Passu Securities; (e) increase the authorized number of shares of Preferred Stock; (f) redeem, or declare or pay any cash dividend or distribution in excess of __% per annum on, any Junior Securities; or (g) do any act or thing not authorized or contemplated by this Certificate of Designation which would result in any taxation with respect to the Preferred Stock under Section 305 of the Internal Revenue Code of 1986, as amended, or any comparable provision of the Internal Revenue Code as hereafter from time to time amended, (or otherwise suffer to exist any such taxation as a result thereof).

If the Majority Holders agree to allow the Company to alter or change the rights, preferences or privileges of the shares of Preferred Stock pursuant to subsection (a) above, then the Company shall deliver notice of such approved change to the Holders that did not agree to such alteration or change (the "Dissenting Holders") and the Dissenting Holders shall have the right, for a period of thirty (30) days after the date such notice was given by the Company, to convert pursuant to the terms of this Certificate of Designation as they existed prior to such alteration or change or to continue to hold their shares of Preferred Stock.

                               XIV. MISCELLANEOUS

     A. Cancellation of Preferred Stock. If any shares of Preferred Stock are converted pursuant to Article IV, the shares so converted shall be canceled, shall return to the status of authorized but unissued preferred stock of no designated series, and shall not be issuable by the Company as Preferred Stock.

     B. Lost or Stolen Certificates. Upon receipt by the Company of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Company shall execute and deliver new Preferred Stock
Certificate(s) of like tenor and date. However, the Company shall not be obligated to reissue such lost, stolen, destroyed or mutilated Preferred Stock Certificate(s) if the Holder contemporaneously requests the Company to convert such Preferred Stock.

     C. Allocation of Cap Amount and Reserved Amount. The initial Cap Amount and Reserved Amount shall be allocated among the Holders in the same proportion as the number of shares of Preferred Stock initially held by such Holder bears to the aggregate number of outstanding shares of Preferred Stock. Each increase to the Cap Amount or Reserved Amount shall be allocated pro rata among the Holders based on the number of shares of Preferred Stock held by each Holder at the time of the increase in the Cap Amount or Reserved Amount, as the case may be. In the event a Holder shall sell or otherwise transfer any of such Holder's shares of Preferred Stock, each transferee shall be allocated a pro rata portion of such transferor's Cap Amount and Reserved Amount. Any portion of the Cap Amount or Reserved Amount which remains allocated to any person or entity which does not hold any Preferred Stock shall be allocated among the remaining Holders, pro rata based on the number of shares of Preferred Stock then held by such Holders.

     D. Statements of Available Shares. Upon request, the Company shall deliver to each Holder a written report notifying the Holders of any occurrence which prohibits the Company from issuing Common Stock upon such conversion. The report shall also specify (i) the total number of shares of Preferred Stock outstanding as of the date of the request, (ii) the total number of shares of Common Stock issued upon all conversions of Preferred Stock through the date of the request,
(iii) the total number of shares of Common Stock which are reserved for issuance upon conversion of the Preferred Stock as of the date of the request, and (iv) the total number of shares of Common Stock which may thereafter be issued by the Company upon conversion of the Preferred Stock before the Company would exceed the Cap Amount and Reserved Amount. The Company shall provide, within fifteen
(15) days after delivery to the Company of a written request by any Holder, all of the information enumerated in clauses (i) - (iv) of this Section XIV.D.

     E. Payment of Cash; Defaults. Whenever the Company is required to make any cash payment to a Holder under this Certificate of Designation (as a Conversion Default Payment, Redemption Amount or otherwise), such cash payment shall be made to the Holder by the method (by certified or cashier's check or wire transfer of immediately available funds) elected by such Holder. If such payment is not delivered when due such Holder shall thereafter be entitled to interest on the unpaid amount until such amount is paid in full to the Holder at a per annum rate equal to the lower of (x) the sum of prime rate published from time to time by the Wall Street Journal plus five percent (5%) and (y) the highest interest rate permitted by applicable law. Payment of interest under this
Section XIV.E shall not be  duplicative  of the interest  provided for in clause
(i) of Section VIII.D or the 1% per day payment provided for pursuant to Section VII.A of this Certificate of Designation.

     F. Remedies, Characterizations, Other Obligations, Breaches and Injunctive Relief. The remedies provided in this Certificate of Designation shall be cumulative and in addition to all other remedies available under this Certificate of Designation, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit a Holder's right to pursue actual damages for any failure by the Company to comply with the terms of this Certificate of Designation. Company covenants to each Holder that there shall be no characterization concerning this instrument other than as expressly provided herein; provided, however, that the Company shall be entitled to prepare summaries of this Certificate of Designation for purposes of complying with its disclosure obligations and in connection with bona fide disputes as to the operations of the provisions of this Certificate of Designation. Amounts set forth or provided for herein with respect to payments, conversion and the like (and the computation thereof) shall be the amounts to be received by the Holder hereof and shall not, except as expressly provided herein or in the Intercreditor Agreement entered into with Foothill Capital Corporation in connection with the issuance of the Preferred Stock, be subject to any other obligation of the Company (or the performance thereof). The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the holders of Preferred Stock and that the remedy at law for any such breach may he inadequate. The Company therefore agrees, in the event of any such breach or threatened breach, the Holders shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.

     G. Specific Shall Not Limit General. No specific provision contained in this Certificate of Designation shall limit or modify any more general provision contained herein.

     H. Failure or Indulgency Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, not shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Designation to be duly executed this 29th day of August, 1997.


                                         LASERSIGHT INCORPORATED


                                         By:  /s/ Michael R. Farris
                                             -------------------------

                                         Name:  Michael R. Farris
                                         Title:   President
Attest:

/s/ Gregory L. Wilson
-------------------------
Gregory L. Wilson, Secretary

                                    EXHIBIT A
                                    ---------

                              NOTICE OF CONVERSION

The undersigned hereby irrevocably elects to convert (the "Conversion") $__________ Face Amount of the Series B Convertible Participating Preferred Stock (the "Preferred Stock") (i.e., $_________) plus all accrued and unpaid Conversion Default Payments relating thereto (if any) (each defined term used but not defined in this notice shall have the meaning assigned to it in the Designation, Preferences and Rights of Series B Convertible Participating Preferred Stock of LaserSight Incorporated (the "Certificate of Designation")), into shares of common stock ("Common Stock") of Lasersight Incorporated (the "Company") according to the conditions of the Certificate of Designation, as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion except as provided herein.

The undersigned covenants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of this Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "Act"), or pursuant to an exemption from registration under the Act.

In the event of partial exercise, please reissue an appropriate Preferred Stock(s) for the principal balance which shall not have been converted.

                               Date of Conversion:____________________________

                               Applicable Conversion Price:___________________

                               Amount of Conversion Default Payments
                               to be Converted, if any:_______________________

                               Number of Shares of
                               Common Stock to be Issued:_____________________

                               Signature:_____________________________________

                               Name:__________________________________________

                               Address:_______________________________________


ACKNOWLEDGED AND AGREED:

LASERSIGHT INCORPORATED

BY:__________________________
NAME:________________________
TITLE:_______________________            DATE:________________________________